UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 19, 2010

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated January 19, 2010, regarding its financial results for the periods ended December 31, 2009, including consolidated financial statements for the periods ended December 31, 2009, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s fourth quarter earnings presentation on January 19, 2010, as well as certain reconciliation and other information (“Non-GAAP Supplementary Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 19, 2010

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2009 FOURTH-QUARTER AND FULL-YEAR RESULTS

Full-Year 2009:

•  Record diluted earnings per share of $10.01, up 13 percent; 7th consecutive year of double-digit EPS growth;

•  Record net income of $13.4 billion, up 9 percent;

•  Gross profit margin of 45.7 percent, 6th consecutive year of increase;

•  Record free cash flow of $15.1 billion, up $0.8 billion.

Full-Year 2010:

•  Earnings-per-share expectations of at least $11.00.

Fourth-Quarter 2009:

•  Earnings of $3.59 per share, up 10 percent;

•  Revenue of $27.2 billion, up 1 percent, down 5 percent adjusting for currency;

•  Net income of $4.8 billion, up 9 percent;

•  Gross profit margin of 48.3 percent, up 0.4 points; up 21 of last 22 quarters;

•  Pre-tax income of $6.4 billion, up 10 percent;

•  Pre-tax margin of 23.4 percent, up 1.9 points;

•  Services signings of $18.8 billion, up 9 percent;

•  Global Services revenue up 2 percent, pre-tax income up 7 percent;

•  Software revenue up 2 percent, pre-tax income up 10 percent;

•  Systems and Technology revenue down 4 percent, pre-tax income up 15 percent;

•  Growth markets revenue up 14 percent.

ARMONK, N.Y., January 19, 2010 . . . IBM (NYSE: IBM) today announced fourth-quarter 2009 diluted earnings of $3.59 per share compared with diluted earnings of $3.27 per share in the fourth quarter of 2008, an increase of 10 percent.

Fourth-quarter net income was $4.8 billion compared with $4.4 billion in the fourth quarter of 2008, an increase of 9 percent.  Total revenues for the fourth quarter of 2009 of $27.2 billion increased 1 percent (down 5 percent, adjusting for currency) from the fourth quarter of 2008.

“We concluded a strong year with a solid performance in the fourth quarter in which we again delivered growth in margins, profit and earnings,” said Samuel J. Palmisano, IBM chairman, president and chief executive officer.  “IBM continued to benefit from our strategic transformation, offerings that our clients value in this economy, and our commitment to developing countries around the world.”

“In 2009, we invested in opportunities such as Smarter Planet solutions, cloud computing and advanced analytics.  These new capabilities position IBM to grow as the economy recovers.  The increased operational leverage we have established by creating a globally integrated enterprise will enable us to drive greater profits as revenue growth returns.  We are confident about 2010 and our ability to achieve the high end of our long-term roadmap.”

The company said it expects full-year 2010 diluted earnings-per-share expectations of at least $11.00.

From a geographic perspective, the Americas’ fourth-quarter revenues were $11.1 billion, a decrease of 3 percent (6 percent, adjusting for currency) from the 2008 period.  Revenues from Europe/Middle East/Africa were $9.7 billion, up 2 percent (down 7 percent, adjusting for currency).  Asia-Pacific revenues increased 6 percent (down 3 percent, adjusting for currency) to $5.8 billion.  OEM revenues were $648 million, up 5 percent compared with the 2008 fourth quarter.  Revenues from the company’s growth markets organization increased 14 percent (2 percent, adjusting for currency) and represented 20 percent of geographic revenues.

Total Global Services revenues increased 2 percent (down 5 percent, adjusting for currency); pre-tax income increased 7 percent.  Global Technology Services segment revenues increased 4 percent (down 3 percent, adjusting for currency) to $10.1 billion.  Global Business Services segment revenues decreased 3 percent (9 percent, adjusting for currency) to $4.6 billion.

IBM signed services contracts totaling $18.8 billion, at actual rates, an increase of 9 percent (2 percent, adjusting for currency), including 22 contracts greater than $100 million.

Signings in Consulting and Systems Integration and in Integrated Technology Services were $7.4 billion, an increase of 1 percent (down 6 percent, adjusting for currency).  Total outsourcing signings increased 15 percent (8 percent, adjusting for currency) to $11.4 billion.  The estimated services backlog at December 31 was $137 billion at actual rates compared with $134 billion at September 30, 2009, and compared with $130 billion at year-end 2008.

Revenues from the Software segment were $6.6 billion, an increase of 2 percent (down 4 percent, adjusting for currency) compared with the fourth quarter of 2008.  Revenues from IBM’s key middleware products, which include WebSphere, Information Management, Tivoli, Lotus and Rational products, were $4.1 billion, an increase of 6 percent (flat, adjusting for currency) versus the fourth quarter of 2008.  Operating systems revenues of $621 million was flat (down 1 percent, adjusting for currency) compared with the prior-year quarter.

Revenues from the WebSphere family of software products, which facilitate customers’ ability to manage a wide variety of business processes using open standards to interconnect applications, data and operating systems, increased 13 percent year over year.  Revenues from Information Management software, which enables clients to leverage information on demand, increased 7 percent.  Revenues from Tivoli software, infrastructure software that enables clients to centrally manage networks including security and storage capability, increased 7 percent, and revenues from Lotus software, which allows collaborating and messaging by clients in real-time communication and knowledge management, decreased 5 percent.  Revenues from Rational software, integrated tools to improve the processes of software development, decreased 4 percent.

Revenues from the Systems and Technology segment totaled $5.2 billion for the quarter, down 4 percent (9 percent, adjusting for currency) from the fourth quarter of 2008 — but an improvement in the year-to-year revenue growth rate compared with the third quarter of 2009.  Systems revenues decreased 5 percent (10 percent, adjusting for currency).  Revenues from the System x servers increased 37 percent.  Revenues from the converged System p products decreased 14 percent compared with the 2008 period.  Revenues from System z mainframe server products decreased 27 percent compared with the year-ago period.  Total delivery of System z computing power, which is measured in MIPS (millions of instructions per second), decreased 19 percent.  Revenues from System Storage increased 1 percent, and revenues from Retail Store Solutions decreased 5 percent.  Revenues from Microelectronics OEM increased 2 percent.

Global Financing segment revenues decreased 6 percent (12 percent, adjusting for currency) in the fourth quarter to $621 million.

The company’s total gross profit margin was 48.3 percent in the 2009 fourth quarter compared with 47.9 percent in the 2008 fourth-quarter period, led by improving margins in both services segments and Systems and Technology.  Overall gross profit margins improved year to year for the 21st time in the last 22 quarters; total services gross profit margins improved year to year for the 19th time in the last 20 quarters.

Total expense and other income decreased 5 percent to $6.8 billion compared with the prior-year period.  SG&A expense decreased 5 percent to $5.6 billion.  RD&E expense of $1.5 billion decreased 4 percent compared with the year-ago period.  Intellectual property and custom development income decreased to $313 million compared with $328 million a year ago.  Other (income) and expense was income of $24 million compared with income of $97 million from a year ago.  Interest expense decreased to $81 million compared with $192 million in the prior year.

IBM’s tax rate in the fourth-quarter 2009 was 24.6 percent compared with 23.8 percent in the fourth quarter of 2008 that included utilization of tax credits and a retroactive benefit from the U.S. research tax credit.  The full-year 2009 tax rate was 26 percent, and IBM expects its full-year 2010 tax rate to be in that same range — approximately 26 to 26.5 percent.

The weighted-average number of diluted common shares outstanding in the fourth-quarter 2009 was 1.34 billion compared with 1.35 billion shares in the same period of 2008.

Full-Year 2009 Results

Net income for the year ended December 31, 2009 was $13.4 billion compared with $12.3 billion in the year-ago period, an increase of 9 percent.  Diluted earnings were $10.01 per share compared with $8.89 per diluted share in 2008, an increase of 13 percent.  Revenues for 2009 totaled $95.8 billion, a decrease of 8 percent (5 percent, adjusting for currency), compared with $103.6 billion in 2008.

From a geographic perspective, the Americas’ full-year revenues were $40.2 billion, a decrease of 6 percent (5 percent, adjusting for currency) from the 2008 period.  Revenues from Europe/Middle East/Africa were $32.6 billion, a decrease of 12 percent (6 percent, adjusting for currency).  Asia-Pacific revenues decreased 2 percent (4 percent, adjusting for currency) to $20.7 billion.  OEM revenues were $2.3 billion, down 15 percent compared with 2008.  Revenues from the company’s growth markets organization decreased 3 percent (up 1 percent, adjusting for currency) and represented 19 percent of geographic revenues.

Revenues from the Global Technology Services segment totaled $37.3 billion, a decrease of 5 percent (2 percent, adjusting for currency) compared with 2008.  Revenues from the Global Business Services segment were $17.7 billion, down 10 percent (8 percent, adjusting for currency).  Total services signings were $57.1 billion.  Software segment revenues in 2009 totaled $21.4 billion, a decrease of 3 percent (1 percent, adjusting for currency).  Pre-tax income for the total global services segment and software each exceeded $8 billion.  Systems and Technology segment revenues were $16.2 billion, a decrease of 16 percent (15 percent, adjusting for currency).  Global Financing segment revenues totaled $2.3 billion, a decrease of 10 percent (7 percent, adjusting for currency).

The company’s total gross profit margin was 45.7 percent in 2009 compared with 44.1 percent in 2008, led by improving margins in both services segments and software.  Overall gross profit margins improved year over year for the 6th consecutive year.

The weighted-average number of diluted common shares outstanding in 2009 was 1.34 billion compared with 1.39 billion shares in 2008.  As of December 31, 2009, there were 1.31 billion basic common shares outstanding.

Debt, including Global Financing, totaled $26.1 billion, compared with $33.9 billion at year-end 2008.  From a management segment view, Global Financing debt totaled $22.4 billion versus $24.4 billion at year-end 2008, resulting in a debt-to-equity ratio of 7.1 to 1.  Non-global financing debt totaled $3.7 billion, a decrease of $5.8 billion since year-end 2008, resulting in a debt-to-capitalization ratio of 16.0 percent from 48.7 percent.

IBM ended 2009 with $14.0 billion of cash on hand and generated free cash flow of $15.1 billion, up more than $800 million year over year.  The company returned $10.3 billion to shareholders through $2.9 billion in dividends and $7.4 billion of share repurchases.  The balance sheet remains strong, and the company is well positioned to take advantage of opportunities.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in the economic environment and corporate IT spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; breaches of data protection; fluctuations in revenue and purchases, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; competitive conditions; the company’s ability to attract and retain key personnel and its reliance on critical skills; impact of relationships with critical suppliers; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions and alliances; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM Results —

•              presenting non-Global Financing debt-to-capitalization ratio;

•              adjusting for free cash flow;

•              adjusting for currency (i.e., at constant currency).

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the fourth-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplementary Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EST, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/4q09.  Presentation charts will be available on the Web site prior to the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Dollars in millions except per share amounts)

	Three Months			Twelve Months
	Ended December 31,			Ended December 31,
			Percent			Percent
	2009	2008	Change	2009	2008	Change

REVENUE

Global Technology Services	$10,051	$9,623	4.4%	$37,347	$39,264	-4.9%
Gross margin	35.8%	34.9%		35.0%	32.6%

Global Business Services	4,579	4,709	-2.8%	17,653	19,628	-10.1%
Gross margin	30.3%	28.7%		28.2%	26.7%

Software	6,577	6,420	2.4%	21,396	22,089	-3.1%
Gross margin	87.7%	87.7%		86.0%	85.4%

Systems and Technology	5,190	5,425	-4.3%	16,190	19,287	-16.1%
Gross margin	42.5%	39.9%		37.8%	38.1%

Global Financing	621	660	-5.9%	2,302	2,559	-10.0%
Gross margin	52.0%	50.0%		47.5%	51.3%

Other	213	169	25.9%	869	803	8.3%
Gross margin	-62.4%	61.6%		11.6%	13.4%

TOTAL REVENUE	27,230	27,006	0.8%	95,758	103,630	-7.6%

GROSS PROFIT	13,145	12,936	1.6%	43,785	45,661	-4.1%
Gross margin	48.3%	47.9%		45.7%	44.1%

EXPENSE AND OTHER INCOME

S,G&A	5,560	5,832	-4.7%	20,952	23,386	-10.4%
% of revenue	20.4%	21.6%		21.9%	22.6%

R,D&E	1,461	1,528	-4.4%	5,820	6,337	-8.2%
% of revenue	5.4%	5.7%		6.1%	6.1%

Intellectual property and custom development income	(313)	(328)	-4.7%	(1,177)	(1,153)	2.1%
Other (income) and expense	(24)	(97)	-74.9%	(351)	(298)	17.7%
Interest expense	81	192	-57.8%	402	673	-40.3%

TOTAL EXPENSE AND OTHER INCOME	6,765	7,127	-5.1%	25,647	28,945	-11.4%
% of revenue	24.8%	26.4%		26.8%	27.9%

INCOME BEFORE INCOME TAXES	6,381	5,808	9.9%	18,138	16,715	8.5%
Pre-tax margin	23.4%	21.5%		18.9%	16.1%

Provision for income taxes	1,568	1,382	13.5%	4,713	4,381	7.6%
Effective tax rate	24.6%	23.8%		26.0%	26.2%

NET INCOME	$4,813	$4,427	8.7%	$13,425	$12,334	8.8%
Net margin	17.7%	16.4%		14.0%	11.9%

EARNINGS PER SHARE OF COMMON STOCK:
ASSUMING DILUTION	$3.59	$3.27 *	9.8%	$10.01	$8.89 *	12.6%
BASIC	$3.65	$3.29 *	10.9%	$10.12	$9.02 *	12.2%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s):
ASSUMING DILUTION	1,340.7	1,353.7 *		1,341.4	1,387.8 *
BASIC	1,318.4	1,347.5 *		1,327.2	1,369.4 *

* Reflects the adoption of the Financial Accounting Standards Board (FASB) guidance in determining whether instruments granted in share-based payment transactions are participating securities.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	At December 31,	At December 31,
(Dollars in Millions)	2009	2008

ASSETS

Current Assets:
Cash and cash equivalents	$12,183	$12,741
Marketable securities	1,791	166
Notes and accounts receivable - trade (net of allowances of $217 in 2009 and $226 in 2008)	10,736	10,906
Short-term financing receivables (net of allowances of $438 in 2009 and $351 in 2008)	14,914	15,477
Other accounts receivable (net of allowances of $15 in 2009 and $55 in 2008)	1,143	1,172
Inventories, at lower of average cost or market:
Finished goods	533	524
Work in process and raw materials	1,960	2,176
Total inventories	2,494	2,701
Deferred taxes	1,730	1,542
Prepaid expenses and other current assets	3,946	4,299

Total Current Assets	48,935	49,004

Plant, rental machines, and other property	39,596	38,445
Less: Accumulated depreciation	25,431	24,140
Plant, rental machines, and other property - net	14,165	14,305
Long-term financing receivables (net of allowances of $97 in 2009 and $179 in 2008)	10,644	11,183
Prepaid pension assets	3,001	1,601
Deferred taxes	4,195	7,270
Goodwill	20,190	18,226
Intangible assets - net	2,513	2,878
Investments and sundry assets	5,379	5,058
Total Assets	$109,022	$109,524

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Taxes	$3,826	$2,743
Short-term debt	4,168	11,236
Accounts payable	7,436	7,014
Compensation and benefits	4,505	4,623
Deferred income	10,845	10,239
Other accrued expenses and liabilities	5,223	6,580
Total Current Liabilities	36,002	42,435

Long-term debt	21,932	22,689
Retirement and nonpension postretirement benefit obligations	15,953	19,452
Deferred income	3,562	3,171
Other liabilities	8,819	8,192	*
Total Liabilities	86,267	95,939	*

Contingencies and Commitments

Stockholders’ Equity:
IBM Stockholders’ Equity:
Common stock	41,810	39,129
Retained earnings	80,900	70,353
Treasury stock	(81,243)	(74,171)
Accumulated other comprehensive income/(loss)	(18,830)	(21,845)
Total IBM stockholders’ equity	22,637	13,465	*

Noncontrolling interests*	118	119	*

Total Stockholders’ Equity	22,755	13,584	*

Total Liabilities and Stockholders’ Equity	$109,022	$109,524

* Reflects the adoption of the FASB guidance on noncontrolling interests in consolidated financial statements.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in Millions)	2009	2008	2009	2008

Net Cash from Operations	$6,448	$6,621	$20,773	$18,812

Less: Global Financing (GF) Accounts Receivable	(1,932)	(2,271)	1,899	(19)

Net Cash from Operations (Excluding GF Accounts Receivable)	8,380	8,893	18,873	18,831

Net Capital Expenditures	(1,150)	(1,031)	(3,747)	(4,536)

Free Cash Flow (Excluding GF Accounts Receivable)	7,230	7,861	15,127	14,294

Acquisitions	(1,069)	(296)	(1,194)	(6,313)
Divestitures	(6)	0	400	71
Share Repurchase	(3,063)	(741)	(7,429)	(10,578)
Dividends	(727)	(669)	(2,860)	(2,585)
Non-GF Debt	1,475	(1,775)	(4,709)	(3,159)
Other (including GF Accounts Receivable, GF Debt)	(1,379)	(1,229)	1,731	5,031

Change in Cash & Marketable Securities	$2,461	$3,152	$1,066	$(3,239)

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

	FOURTH-QUARTER 2009
	Revenue			Pre-tax	Pre-tax
(Dollars in Millions)	External	Internal	Total	Income	Margin

SEGMENTS

Global Technology Services	$10,051	$347	$10,398	$1,556	15.0%
Y-T-Y Change	4.4%	-9.5%	3.9%	8.3%

Global Business Services	4,579	217	4,796	766	16.0%
Y-T-Y Change	-2.8%	-18.7%	-3.6%	3.5%

Software	6,577	793	7,370	3,058	41.5%
Y-T-Y Change	2.4%	10.2%	3.2%	9.6%

Systems and Technology	5,190	232	5,422	832	15.4%
Y-T-Y Change	-4.3%	-6.9%	-4.5%	15.3%

Global Financing	621	518	1,139	497	43.6%
Y-T-Y Change	-5.9%	-1.3%	-3.8%	10.0%

TOTAL REPORTABLE SEGMENTS	27,017	2,108	29,125	6,710	23.0%
Y-T-Y Change	0.7%	-1.7%	0.5%	9.3%

Eliminations / Other	213	(2,108)	(1,894)	(329)

TOTAL IBM CONSOLIDATED	$27,230	$0	$27,230	$6,381	23.4%
Y-T-Y Change	0.8%		0.8%	9.9%

	FOURTH-QUARTER 2008
	Revenue			Pre-tax	Pre-tax
(Dollars in Millions)	External	Internal	Total	Income	Margin

SEGMENTS

Global Technology Services	$9,623	$383	$10,007	$1,437	14.4%

Global Business Services	4,709	267	4,977	740	14.9%

Software	6,420	720	7,139	2,789	39.1%

Systems and Technology	5,425	249	5,674	722	12.7%

Global Financing	660	525	1,184	452	38.2%

TOTAL REPORTABLE SEGMENTS	26,837	2,144	28,981	6,140	21.2%

Eliminations / Other	169	(2,144)	(1,975)	(331)

TOTAL IBM CONSOLIDATED	$27,006	$0	$27,006	$5,808	21.5%

	TWELVE-MONTHS 2009
	Revenue			Pre-tax	Pre-tax
(Dollars in Millions)	External	Internal	Total	Income	Margin

SEGMENTS

Global Technology Services	$37,347	$1,386	$38,734	$5,537	14.3%
Y-T-Y Change	-4.9%	-10.3%	-5.1%	20.2%

Global Business Services	17,653	887	18,540	2,555	13.8%
Y-T-Y Change	-10.1%	-15.0%	-10.3%	-4.7%

Software	21,396	2,677	24,073	8,095	33.6%
Y-T-Y Change	-3.1%	-3.1%	-3.1%	14.4%

Systems and Technology	16,190	911	17,102	1,419	8.3%
Y-T-Y Change	-16.1%	3.3%	-15.2%	-8.5%

Global Financing	2,302	1,774	4,076	1,730	42.4%
Y-T-Y Change	-10.0%	-6.3%	-8.4%	7.0%

TOTAL REPORTABLE SEGMENTS	94,889	7,635	102,524	19,335	18.9%
Y-T-Y Change	-7.7%	-6.0%	-7.6%	10.3%

Eliminations / Other	869	(7,635)	(6,766)	(1,197)

TOTAL IBM CONSOLIDATED	$95,758	$0	$95,758	$18,138	18.9%
Y-T-Y Change	-7.6%		-7.6%	8.5%

	TWELVE-MONTHS 2008
	Revenue			Pre-tax	Pre-tax
(Dollars in Millions)	External	Internal	Total	Income	Margin

SEGMENTS

Global Technology Services	$39,264	$1,546	$40,810	$4,607	11.3%

Global Business Services	19,628	1,044	20,671	2,681	13.0%

Software	22,089	2,761	24,850	7,075	28.5%

Systems and Technology	19,287	882	20,169	1,550	7.7%

Global Financing	2,559	1,892	4,451	1,617	36.3%

TOTAL REPORTABLE SEGMENTS	102,827	8,125	110,951	17,531	15.8%

Eliminations / Other	803	(8,125)	(7,322)	(815)

TOTAL IBM CONSOLIDATED	$103,630	$0	$103,630	$16,715	16.1%

Contact:	IBM
Mike Fay, 914/499-6107
mikefay@us.ibm.com

John Bukovinsky, 732/618-3531

jbuko@us.ibm.com

4Q 2009 Earnings Presentation January 19, 2010 ATTACHMENT II

Forward Looking Statements Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together.

IBM

2009 Financial Highlights

4Q 2009

- EPS $3.59 +10% yr/yr
- Hardware / Software Share Gains
  - POWER, System x, Blades, Storage
  - WebSphere, Tivoli, Branded MW
- Services Signings $18.8B @ Actual
- PTI Margin +1.9 pts yr/yr
- $7.2B Free Cash Flow*

Full Year

- EPS $10.01 +13% yr/yr
- Hardware / Software Share Gains
  - POWER, System x, Blades, Storage, Total Servers
  - Middleware, WebSphere, Tivoli, Rational
- Signings $57B @ Actual, Backlog $137B
  - Outsourcing +9% yr/yr, 11% @CC
- PTI Margin +2.8 pts yr/yr
- $15.1B Free Cash Flow* +$800M yr/yr

** Excluding GF Receivables*

7th consecutive year of double-digit EPS growth in 2009
Expect at least $11.00 EPS in 2010

www.ibm.com/investor 3

$4 $6 $8 $10 $12 $14 $16 $18 $20 $22 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Pre-tax Income & Free Cash Flow ($B) $2 $3 $4 $5 $6 $7 $8 $9 $10 $11 EPS Pre-tax income Free Cash Flow* EPS IBM Financial Performance History Revenue * Excluding GF Receivables Note: 2005-2008 EPS reflects the adoption of amendments to ASC 260, “Earnings Per Share” Divested Revenue

Transformational Impact on Profit Mix 24% 11% 40% 25% 7% 9% 42% 42% % of Segments $1.4B $1.7B $8.1B $8.1B $2.7B $1.2B $4.5B $2.8B ** Stock-based compensation expense was not recorded at the segment level * Sum of external segment pre-tax income not equal to IBM pre-tax income Segment Pre-tax Income * % of Segments 2000** 2009 Hardware Financing Services Software

Transformational Drivers Initiative 2009 Result Software $8B PTI 42% of total segments Services $8B PTI 42% of total segments Continued acquisitions; 108 companies since 2000 $3.7B cost & expense savings 9% operational expense improvement Expanded margins Growth Markets revenue +8 pts > Major Markets #1 patents for 17th consecutive year Business Analytics acquisitions +9% revenue growth @CC Shifting to Higher Value Areas Improving Operating Leverage through Productivity Investing for Growth

4Q / FY 2009 Financial Summary 2.8 pts 18.9% 1.9 pts 23.4% PTI Margin $10.01 1,341.4 $13.4 26.0% $18.1 $25.6 45.7% $95.8 FY09 13% 3% 9% 0.2 pts 9% 11% 1.7 pts (5%) (8%) B/(W) Yr/Yr 10% $3.59 EPS 1% 1,340.7 Shares (Diluted) (M) 9% $4.8 Net Income (0.8 pts) 24.6% Tax Rate 10% $6.4 Pre-Tax Income 5% $6.8 Expense 0.4 pts 48.3% GP % (5%) @CC 1% $27.2 Revenue B/(W) Yr/Yr 4Q09 $ in Billions, except EPS Strong margins drive record profit performance

Revenue by Geography (7%) (2%) Major Markets 2% 14% Growth Markets 7% 18% BRIC Countries (7%) 2% 9.7 Europe/ME/A (6%) 1% $26.6 Total Geographies (5%) 1% $27.2 IBM 4Q09 (3%) 6% 5.8 Asia Pacific (6%) (3%) $11.1 Americas B/(W) Yr/Yr Rptd @CC $ in Billions APac +3% @CC OEM +5% U.S. -8% EMEA Canada/ LA Japan -9% @CC Growth markets outpace major markets by 8 points in 2009

Revenue and Gross Margin by Segment 48.3% 49.1% 52.0% 42.5% 87.7% 30.3% 35.8% 4Q09 0.4 pts 1.3 pts 2.0 pts 2.6 pts Flat 1.7 pts 0.9 pts B/(W) Yr/Yr Pts (4%) 2% 6.6 Software 4Q09 (5%) 1% $27.2 Total IBM (6%) 1% $27.0 Total Segments (12%) (6%) 0.6 Global Financing (9%) (4%) 5.2 Systems & Technology (9%) (3%) 4.6 Global Business Services (3%) 4% $10.1 Global Technology Services B/(W) Yr/Yr Rptd @CC $ in Billions Gross Profit Margin Revenue Margin expansion in 21 of last 22 quarters

Expense Summary 15 pts 8 pts 13 pts Ops (1 pts) (9 pts) 5% $6.8 Total Expense & Other Income 58% 0.1 Interest Expense nm 0.0 Other (Income)/Expense (5%) (0.3) IP and Development Income (1 pts) (3 pts) 4% 1.5 RD&E (1 pts) (7 pts) 5% $5.6 SG&A Acq.* Currency B/(W) Yr/Yr 4Q09 * Includes acquisitions made in the last twelve months $ in Billions B/(W) Yr/Yr Drivers Improving operating leverage through productivity

2.6 pts 15.4% 2.6 pts 42.5% Systems & Technology 2.4 pts 41.5% Flat 87.7% Software 1.9 pts 1.9 pts 5.5 pts 1.1 pts 0.6 pts B/(W) Yr/Yr Pts 23.4% 23.0% 43.6% 16.0% 15.0% 4Q09 4Q09 0.4 pts 48.3% Total IBM 1.3 pts 49.1% Total Segments 2.0 pts 52.0% Global Financing 1.7 pts 30.3% Global Business Services 0.9 pts 35.8% Global Technology Services B/(W) Yr/Yr Pts Margins by Segment External Gross Profit Margins Total Pre-Tax Margins Broad-based margin expansion

@CC Rptd 4Q09 0.6 pts 15.0% PTI Margin 0.9 pts 35.8% Gross Margin (External) (3%) 4% $10.1 Revenue (External) B/(W) Yr/Yr Services Segments Strategic Outsourcing 36% Global Business Services 31% Integrated Technology Services 16% Maint. 13% BTO 4% $ in Billions Global Technology Services (GTS) Global Business Services (GBS) Services profit +7% yr/yr, growth in both GTS and GBS 4Q09 Revenues (% of Total Services) (Growth @CC) $ in Billions (2%) Yr/Yr (9%) Yr/Yr +1% Yr/Yr (1%) Yr/Yr (7%) Yr/Yr 2% 13% 55% (3%) @CC (4%) (1%) (10%) @CC 9% 20% 65% 3% Yr/Yr 3% 5% (3%) Yr/Yr $18.8 Total Global Services Signings 4Q09 GBS Signings $4.6 Consulting & Systems Integ. 2.8 Application Outsourcing $7.4 Total GBS Signings $11.4 Total GTS Signings 8.6 GTS Outsourcing 4Q09 GTS Signings $2.7 Integrated Technology Svcs @CC Rptd 4Q09 1.1 pts 16.0% PTI Margin 1.7 pts 30.3% Gross Margin (External) (9%) (3%) $4.6 Revenue (External) B/(W) Yr/Yr

Software Segment @CC Rptd 4Q09 2.4 pts 41.5% PTI Margin Flat 87.7% Gross Margin (External) (4%) 2% $6.6 Revenue (External) B/(W) Yr/Yr @CC Rptd (4%) (3%) Flat (10%) (11%) 1% 1% 6% 2% Total Software 4% Total Middleware 6% Key Branded Middleware (4%) Rational (5%) Lotus Yr/Yr 4Q09 Revenue 7% Tivoli 7% Information Management 13% WebSphere Family 4Q09 Revenue (% of Total Software) Key Branded Middleware 63% Operating Systems 9% Other Middleware 19% Other 9% $ in Billions Share gain in Branded Middleware, 10% yr/yr profit growth

Systems & Technology Segment @CC Rptd 4Q09 2.6 pts 15.4% PTI Margin 2.6 pts 42.5% Gross Margin (External) (9%) (4%) $5.2 Revenue (External) B/(W) Yr/Yr $ in Billions 4Q09 Revenue (% of Total Sys & Tech) Servers 66% Storage 21% Micro OEM 9% RSS Yr/Yr 4Q09 Revenue (9%) 2% (10%) (9%) (4%) 31% (18%) (31%) @CC (14%) Converged System p (5%) Total Systems (4%) Total Systems & Technology 2% Microelectronics OEM (5%) Retail Store Solutions 1% Storage 37% System x Servers Rptd (27%) System z Share gains in System x, System p and Storage; 15% yr/yr profit growth

Cash Flow Analysis $4.3 (3.3) (1.5) 3.1 (0.3) 0.3 5.1 0.8 0.8 0.0 1.9 $2.0 B/(W) Yr/Yr $1.1 ($0.7) $2.5 Change in Cash & Marketable Securities 1.7 (4.7) (7.4) (2.9) 0.4 (1.2) 15.1 (3.7) 18.9 1.9 $20.8 FY09 (0.1) (1.4) Other (includes GF A/R & GF Debt) 3.3 1.5 Non-GF Debt (2.3) (3.1) Share Repurchases (0.1) (0.7) Dividends 0.0 0.0 Divestitures (0.8) (1.1) Acquisitions (0.6) 7.2 Free Cash Flow (excluding GF Receivables) (0.1) (1.1) Net Capital Expenditures B/(W) Yr/Yr 4Q09 (0.5) 8.4 Net Cash from Operations (excluding GF Receivables) 0.3 (1.9) Less: Global Financing Receivables ($0.2) $6.4 Net Cash from Operations $ in Billions

7.1 16% 22.8 86.3 26.1 22.4 3.7 60.2 109.0 33.3 61.7 $14.0 Dec. 09 13.6 Equity 95.9 Total Liabilities 33.9 Total Debt 24.4 Global Financing Debt 9.6 Non-GF Debt* 7.0 Global Financing Leverage 49% 62.0 109.5 34.9 61.8 $12.9 Dec. 08 Non-GF Debt / Capital Other Liabilities Total Assets Global Financing Assets Non-GF Assets* Cash & Marketable Securities Balance Sheet Summary $ in Billions * Includes eliminations of inter-company activity

4Q08 EPS* Revenue Growth @ Actual Gross Margin Expense Productivity Share Repurchases 4Q09 EPS Tax Rate $3.27 EPS Bridge – 4Q08 to 4Q09 $0.03 $0.06 $0.24 ($0.04) $0.03 $3.59 Operating Leverage * Reflects the adoption of amendments to ASC 260, “Earnings Per Share”

2008 EPS* Revenue Growth @ Actual Gross Margin Expense Productivity Share Repurchases 2009 EPS Tax Rate $8.89 EPS Bridge – FY08 to FY09 ($0.68) $0.85 $0.58 $0.03 $0.34 $10.01 Operating Leverage * Reflects the adoption of amendments to ASC 260, “Earnings Per Share”

Well-Positioned for 2010 Expect EPS of at least $11.00 in 2010 2006 2010 $6.05 $11.00+ 2007 $7.15 2008 $8.89 Shifting portfolio to higher value spaces Improving operating leverage through productivity Investing in skills and capabilities to drive future growth 2009 $10.01 Note: 2006-2008 EPS reflects the adoption of amendments to ASC 260, “Earnings Per Share” EPS

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Supplemental Materials Currency – Year/Year Comparison Supplemental Segment Information – Global Services Supplemental Segment Information – Systems & Technology, Software Global Financing Portfolio Revenue by Key Industry Sales Unit – 4Q and FY 2009 Revenue by Geography – FY 2009 Revenue by Segment – FY 2009 Expense Summary – FY 2009 Margins by Segment – FY 2009 Summary and Selected Items – FY 2009 Cash Flow (FAS 95) Supplemental EPS Information – Acquisition-Related Activity Computation of 2009 Global Financing Return on Equity Non-GAAP Supplementary Materials Constant Currency, Cash Flow, Debt-to-Capital Ratio Reconciliation of Free Cash Flows (excluding GF Receivables) Reconciliation of Acquired Business Revenue Growth Reconciliation of Geography Revenue Growth Reconciliation of Software Segment Revenue Growth Reconciliation of Debt-to-Capital Ratio Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding

Currency – Year/Year Comparison (5%) $25.5 6 pts 1.7 1% $27.2 Yr/Yr (US$B) ~(1)-0 pts (3%) 0% (1%) 4Q10 ~1-2 pts 3% 0% 1% 3Q10 ~6-7 pts 3% 12% 9% 1Q10 ~4-5 pts 7% 5% 5% 2Q10 91 0.61 0.70 1/18 Spot 6 pts 6% 4% 11% Yr/Yr 90 0.61 0.68 4Q09 (2 pts) 13% (15%) (5%) Yr/Yr 3Q09 IBM Revenue Impact 94 Yen 0.61 Pound 0.70 Euro Yr/Yr @ 1/18 Spot Quarterly Averages per US $ Negative Yr/Yr growth signifies a translation hurt IBM hedges its major cross-border cash flows to mitigate the effect of currency volatility. The impact of these hedging programs is principally reflected in Other Income and Expense, as well as Cost of Goods Sold. Revenue As Reported Currency Impact Revenue @CC

Supplemental Segment Information – 4Q 2009 $137B Backlog Change in Backlog due to Currency ($1B) Quarter-to-Quarter $6B Year-to-Year @CC Yr/Yr Global Services (9%) (3%) Global Business Services (3%) 4% Global Technology Services (1%) 6% Maintenance Revenue Growth (7%) Flat Integrated Tech Services 1% 7% Business Transformation Outsourcing (2%) 6% Strategic Outsourcing (1%) 55% 8% (10%) (3%) (6%) @CC 15% $11.4 Global Services Outsourcing Signings ($B) 5% 8.6 GTS (SO & BTO) 65% 2.8 GBS (App. Outsourcing) Yr/Yr 4Q09 Global Services (3%) 2.7 GTS (ITS) 3% 4.6 GBS (C&SI) 1% $7.4 Global Services (C&SI / ITS)

Supplemental Segment Information – 4Q 2009 Share GP% @CC Yr/Yr Systems & Technology (9%) 2% (10%) (9%) (4%) 31% (18%) (31%) = = = (4%) Total Systems & Technology 2% Microelectronics OEM (5%) Total Systems (5%) Retail Store Solutions 1% Storage 37% System x Servers Revenue Growth (14%) Converged System p (27%) System z Revenue Growth (4%) 2% Total Software (10%) (4%) Other Software/Services (1%) Flat Operating Systems (3%) 4% Total Middleware (10%) (4%) Other Middleware Flat 6% Key Branded Middleware (10%) (4%) Rational (11%) (5%) Lotus @CC Yr/Yr Software 1% 7% Tivoli 1% 7% Information Management 6% 13% WebSphere Family

Global Financing Portfolio 4Q09 3Q09 4Q08 Identified Loss Rate 1.6% 1.7% 1.4% Anticipated Loss Rate 0.5% 0.6% 0.6% Reserve Coverage 2.1% 2.3% 2.0% Client Days Delinquent Outstanding 2.4 3.1 3.2 Commercial A/R > 30 Days $28M $34M $41M 4Q09 – $25.0B Net External Receivables 24% 35% 22% 11% 5% 3% 0% 5% 10% 15% 20% 25% 30% 35% 40% Aaa-A3 Baa1-Baa3 Ba1-Ba2 Ba3-B1 B2-B3 Caa-D Investment Grade 59% Non-Investment Grade 41%

 (5%) 1% $27.2 Total IBM (2%) 5% 5.6 General Business 4Q09 (6%) 1% $26.7 All Sectors (9%) (3%) 2.6 Communications (6%) (1%) 2.6 Distribution (15%) (9%) 2.8 Industrial Flat 5% 4.3 Public (6%) 1% $7.9 Financial Services B/(W) Yr/Yr Rptd @CC Revenue by Key Industry Sales Unit $ in Billions (5%) (8%) $95.8 (5%) (8%) 19.1 FY09 (5%) (7%) $93.6 (5%) (8%) 9.4 (8%) (10%) 9.0 (15%) (17%) 10.1 4% 1% 15.6 (4%) (6%) $27.2 B/(W) Yr/Yr Rptd @CC

Revenue by Geography – FY 2009 (6%) (8%) Major Markets 1% (3%) Growth Markets 4% 1% BRIC Countries (6%) (12%) 32.6 Europe/ME/A (5%) (7%) $93.5 Total Geographies (5%) (8%) $95.8 IBM FY09 (4%) (2%) 20.7 Asia Pacific (5%) (6%) $40.2 Americas B/(W) Yr/Yr Rptd @CC $ in Billions APac +3% @CC OEM -15% U.S. -6% EMEA Canada/ LA Japan -10% @CC

Revenue by Segment – FY 2009 (1%) (3%) 21.4 Software FY09 (5%) (8%) $95.8 Total IBM (5%) (8%) $94.9 Total Segments (7%) (10%) 2.3 Global Financing (15%) (16%) 16.2 Systems & Technology (8%) (10%) 17.7 Global Business Services (2%) (5%) $37.3 Global Technology Services B/(W) Yr/Yr Rptd @CC $ in Billions Revenue Global Technology Services Global Business Services Systems & Technology Software Global Financing

Expense Summary – FY 2009 9 pts 8 pts 9 pts Ops (1 pts) 4 pts 11% $25.6 Total Expense & Other Income 40% 0.4 Interest Expense 18% (0.4) Other (Income)/Expense 2% (1.2) IP and Development Income (2 pts) 2 pts 8% 5.8 RD&E (1 pts) 3 pts 10% $21.0 SG&A Acq.* Currency B/(W) Yr/Yr FY09 * Includes acquisitions made in the last twelve months $ in Billions B/(W) Yr/Yr Drivers

0.6 pts 8.3% (0.2 pts) 37.8% Systems & Technology 5.2 pts 33.6% 0.6 pts 86.0% Software 2.8 pts 3.1 pts 6.1 pts 0.8 pts 3.0 pts B/(W) Yr/Yr Pts 18.9% 18.9% 42.4% 13.8% 14.3% FY09 FY09 1.7 pts 45.7% Total IBM 1.7 pts 46.0% Total Segments (3.8 pts) 47.5% Global Financing 1.5 pts 28.2% Global Business Services 2.4 pts 35.0% Global Technology Services B/(W) Yr/Yr Pts Margins by Segment – FY 2009 External Gross Profit Margins Total Pre-Tax Margins

Summary and Selected Items – FY 2009 13% $10.01 EPS 9% $13.4 Net Income 2.8 pts 18.9% PTI Margin 9% $18.1 Pre-Tax Income (8%) $95.8 Revenue B/(W) Yr/Yr FY09 $ in Billions, except EPS (0.5) Workforce Rebalancing (0.5) Amort. of Purchased Intangibles (0.6) Stock-Based Compensation (1.4) Retirement-Related Benefits Pre-Tax Income Includes: Reported results include almost $3B PTI impact from selected items

Cash Flow (FAS 95) ($0.6) 0.1 (14.7) 3.1 (7.4) (2.9) (7.5) (6.7) (2.2) (1.2) 0.4 (3.7) 20.8 1.9 (0.1) 0.6 5.0 $13.4 FY09 ($2.2) 0.1 (11.8) 3.8 (10.6) (2.6) (2.4) (9.3) 1.5 (6.3) 0.1 (4.5) 18.8 0.0 0.4 0.7 5.4 $12.3 FY08 $3.0 0.1 (2.9) 0.1 (0.7) (0.7) (1.6) (0.9) 0.4 (0.3) 0.0 (1.0) 6.6 (2.3) 3.0 0.2 1.3 $4.4 4Q08 $2.7 (0.1) (1.2) 1.5 (3.1) (0.7) 1.0 (2.5) (0.3) (1.1) 0.0 (1.1) 6.4 (1.9) 2.2 0.1 1.3 $4.8 4Q09 Net Change in Cash & Cash Equivalents Working Capital / Other Effect of Exchange Rate changes on Cash Net Cash used in Financing Activities Common Stock Transactions - Other Common Stock Repurchases Dividends Debt, net of payments & proceeds Net Cash used in Investing Activities Marketable Securities / Other Investments, net Acquisitions, net of cash acquired Divestitures, net of cash transferred Capital Expenditures, net of payments & proceeds Net Cash provided by Operating Activities Global Financing A/R Stock-based Compensation Depreciation / Amortization of Intangibles Net Income from Operations $ in Billions

Computation of 2009 Global Financing Return on Equity (a) (b) (a)/(b) Numerator: $1,138 $3,312 34%* Global Financing After Tax Income* Denominator: Average Global Financing Equity** Global Financing Return on Equity FY 2009 * Calculated based upon an estimated tax rate principally based on Global Financing’s geographic mix of earnings as IBM’s provision for income taxes is determined on a consolidated basis. ** Average of ending equity for the Global Financing Segment for the last five quarters. $ in Billions The following are details on the computation of IBM’s Global Financing Return on Equity. The Global Financing segment is in the business of providing financing to IBM’s clients and its business partners, and is measured as if it were a standalone entity. A financing business is managed on a leveraged basis and therefore, we measure the profitability of a financing entity based on its after-tax earnings in relation to the equity employed in the business.

Supplemental EPS Information – Acquisition-Related Activity The company is including a view of the impact of certain acquisition-related charges on IBM’s earnings results. Management’s view is that this supplemental information provides additional insight into the company’s ongoing operations and enables a more meaningful comparison to other companies in the technology sector who present similar information.

Supplemental EPS Information – Acquisition-Related Activity - 2009 $10.27 $3.66 $2.47 $2.39 $1.77 EPS $13,781 $4,904 $3,303 $3,191 $2,385 Net Income $18,635 $6,507 $4,496 $4,384 $3,247 Pre-Tax Income Results excluding Acquisition-Related Activity $0.27 $0.07 $0.07 $0.07 $0.07 EPS $357 $91 $89 $88 $90 Net Income 9 7 2 0 0 Acquisition-Related Charges 0 0 0 0 0 In Process R&D 489 120 122 122 125 Amortization of Acquired Intangibles $498 $127 $124 $122 $125 Pre-Tax Income Total Adjustments $10.01 $3.59 $2.40 $2.32 $1.70 EPS $13,425 $4,813 $3,214 $3,103 $2,295 Net Income $18,138 $6,381 $4,373 $4,262 $3,122 Pre-Tax Income As Reported FY09 4Q09 3Q09 2Q09 1Q09 $ in Millions, except EPS

Non-GAAP Supplementary Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and/or earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Constant currency revenue results are calculated by translating current period revenue in local currency using the prior year's currency conversion rate. This consistent approach is based on the pricing currency for each country which is typically the functional currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Cash Flow Management includes presentations of both cash flow from operations and free cash flow that exclude the effect of Global Financing Receivables. For a financing business, increasing receivables is the basis for growth. Receivables are viewed as an investment and an income-producing asset. Therefore, management presents financing receivables as an investing activity. Management’s view is that this presentation gives the investor the best perspective of cash available for new investment or for distribution to shareholders. Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because the company believes this is more representative of the company’s core business operations.

Non-GAAP Supplementary Materials 9.1 (3.7) 12.9 2.5 $15.3 2004 8.7 (3.9) 12.6 1.9 $14.5 2003 5.9 (4.6) 10.5 3.3 $13.8 2002 6.8 6.7 Free Cash Flow (excluding GF Receivables) (4.9) (4.3) Net Capital Expenditures 2001 2000 11.7 11.1 Net Cash from Operations (excluding GF Receivables) 2.0 (2.5) Less: Global Financing Receivables $13.7 $8.6 Net Cash from Operations $ in Billions 15.1 (3.7) 18.9 1.9 $20.8 2009 14.3 (4.5) 18.8 0.0 $18.8 2008 12.4 (5.0) 17.4 (1.3) $16.1 2007 10.5 9.6 Free Cash Flow (excluding GF Receivables) (4.7) (3.5) Net Capital Expenditures 2006 2005 15.3 13.1 Net Cash from Operations (excluding GF Receivables) (0.3) 1.8 Less: Global Financing Receivables $15.0 $14.9 Net Cash from Operations Reconciliation of Free Cash Flows (excluding GF Receivables) The above serves to reconcile the Non-GAAP financial information contained in the discussion regarding Cash Flow in the company’s earnings presentation. See Slide 36 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplementary Materials Reconciliation of Acquired Business Revenue Growth @CC As Rptd 9% 7% Business Analytics Acquisitions – Software FY09 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Transformational Drivers” discussion regarding revenue growth of acquired businesses in the company’s earnings presentation. See Slide 36 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplementary Materials Reconciliation of Geography Revenue Growth @CC As Rptd 3% (9%) @CC 10% 3% (10%) 14% (3%) As Rptd 11% (2%) (1%) Asia Pacific, other than Japan Japan China Asia Pacific, other than Japan Japan 4Q09 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography” discussion regarding revenue growth in certain geographies/countries in the company’s earnings presentation. See Slide 36 of this presentation for additional information on the use of these Non-GAAP financial measures. FY09 Yr/Yr

Non-GAAP Supplementary Materials Reconciliation of Software Segment Revenue Growth @CC As Rptd 40% 63% Enterprise Asset Management – Emerging Markets 4Q09 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Software Segment” discussion regarding revenue growth in certain products in the company’s earnings presentation. See Slide 36 of this presentation for additional information on the use of these Non-GAAP financial measures.

Reconciliation of Debt-to-Capital Ratio 16% 53% FY09 FY08 49% 71% Non-GF Debt / Capital IBM Consolidated Debt / Capital The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet Summary” discussion regarding the non-GF debt to capital ratio in the company’s earnings presentation. See Slide 36 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplementary Materials

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